UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (date of earliest event reported): April 11, 2003


                          MID-POWER SERVICE CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


           Nevada                 2-85602-D                88-0478633
      -----------------        -------------           -------------------
       (State or other           (Commission              (IRS Employer
       jurisdiction of          File Number)           Identification No.)
       incorporation)


           3753 Howard Hughes Parkway
                    Suite 200
                Las Vegas, Nevada                             89109
    ----------------------------------------               ----------
    (Address of principal executive offices)               (Zip Code)


                                 (702) 784-7683
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              (Registrant's telephone number, including area code)


        3800 Howard Hughes Parkway, Suite 860A, Las Vegas, Nevada, 89109
        ----------------------------------------------------------------
          (Former name or former address, if changed since last report)

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                              ITEM 5. OTHER EVENTS
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Monthly Operating Reports for February 2003

         On April 11, 2003, Mid-Power Service Corporation ("Mid-Power") and its subsidiary, Mid-Power Resource Corporation, filed Chapter 11 Monthly Operating Reports for the month of February 2003 with the United States Bankruptcy Court for the District of Nevada, copies of which (without attachments) are included as exhibits to this report.

Settlement Agreement with Edward Mike Davis

         Mid-Power's settlement agreement with Edward Mike Davis has now been formally approved by the United States Bankruptcy Court and the definitive written agreement has been executed by Mid-Power and by Edward Mike Davis. The agreement results in resolution of all disputes between Mid-Power and Edward Mike Davis. Ultimately, this will mean the dismissal of Mid-Power's Nevada lawsuit against Edward Mike Davis related to Mid-Power's acquisition of the Clear Creek property for consideration that included a $10.0 million promissory note and 17,125,365 shares of Mid-Power's common stock and Edward Mike Davis's Colorado and Wyoming lawsuits against Mid-Power related to the parties' Colorado and Wyoming venture agreements.

         Under the terms of the settlement agreement, Edward Mike Davis will return to Mid-Power for cancellation all of his 17,125,365 shares of Mid-Power's common stock; cancel Mid-Power's $10.0 million promissory note, including all accrued interest, fees and charges; disclaim any interest in the Lakeside Prospect in Louisiana; and reduce his overriding royalty interest in the Clear Creek property from approximately 7.8% to 3.0%, which will be assigned to a third party. Mid-Power will terminate any interest in the Colorado, Wyoming, North Dakota, Montana and Colusa County, California, ventures; issue options to purchase 1,000,000 shares of Mid-Power's common stock at the price of $2.00 per share to certain third parties designated by Edward Mike Davis; and transfer ownership of two gas generators and a work-over rig to Edward Mike Davis.

Impairment of Clear Creek Property

         As a result of findings made by Mid-Power subsequent to the purchase of the Clear Creek property, as reflected in Mid-Power's complaint against Edward Mike Davis, Mid-Power determined that the value recorded in the financial statements for the Clear Creek property should be impaired. Accordingly, based on continuing exploration and study of the property and the settlement agreement with Edward Mike Davis, Mid-Power has recorded an impairment expense of $11.4 million related to the Clear Creek property. This impairment expense will be recorded in the financial statements for the quarter ended March 31, 2003. As a result of this impairment, the remaining book value of the Clear Creek property will be approximately $28.8 million. In accordance with SFAS 144, Mid-Power will continue to analyze the recoverability of the Clear Creek property on an ongoing basis based on current facts and circumstances, results of future exploration, exploration potential and other relevant information. An amendment to Mid-Power's bankruptcy petition reflecting the adjusted value of the Clear Creek property was filed Wednesday, April 16, 2003, with the United States Bankruptcy Court for the District of Nevada.

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                                ITEM 7. EXHIBITS
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         The following are filed as exhibits to this report:

                  SEC
   Exhibit     Reference
    Number       Number                              Title of Document                                  Location
------------- ------------ ----------------------------------------------------------------------  -------------------
   Item 10                 Material Contracts
------------- ------------ ----------------------------------------------------------------------  -------------------
    10.01         10       Settlement Agreement among Edward Mike Davis, Mid-Power Service         This filing
                           Corporation, and Mid-Power Resource Corporation

   Item 99                  Other Exhibits
------------- ------------ ----------------------------------------------------------------------  -------------------
    99.01         99       Mid-Power Service Corporation Chapter 11 Monthly Operating Report       This filing
                           (General Business Case)
    99.02         99       Mid-Power Resource Corporation Chapter 11 Monthly Operating Report      This filing
                           (General Business Case)

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
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                                   SIGNATURES
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         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          MID-POWER SERVICE CORPORATION


Dated:  April 17, 2003                    By: /s/ James W. Scott
                                              -------------------------------
                                              James W. Scott, President

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